Exhibit 99.1

OptimizeRx Appoints Greg Wasson, Former President and CEO of Walgreens Boots Alliance, to Its Board of Directors

ROCHESTER, Mich. – July 21, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, has appointed Greg Wasson, former president and CEO of Walgreen Boots Alliance, to its board of directors.

“Consumer awareness of digital health services, and especially the need for better affordability and adherence, has never been greater,” said OptimizeRx CEO and director, William Febbo. “Our platform delivers for the life sciences industry unprecedented access to physicians and patients at the point-of-care. Staying connected with the patient as they enter a physical or virtual pharmacy now presents another important area of opportunity to deliver value to our stakeholders. In light of this, Greg’s experience in building Walgreens as a Fortune 50 company with global reach makes him an exceptionally valuable and timely addition to our board as we look to enhance patient connectivity at the point-of-dispense.”

As president and CEO of Walgreens, Wasson led the company to record sales of $76.4 billion in 2014. He created significant shareholder value by completing game-changing mergers and acquisitions, leading complex organizational and structural change, assembling a diverse and high-performance senior leadership team, and establishing Walgreens as an industry leader. Wasson is largely credited for transforming the iconic 114-year-old domestic company into the first global pharmacy-led, health, well-being, and beauty enterprise via the successful merger with European-based Alliance Boots in 2015.

Prior to being appointed president and CEO of the combined companies, Walgreens Boots Alliance, Wasson had risen through the ranks through a number of positions of increasing responsibility and executive leadership, starting as a Walgreens pharmacist technician in 1981.

Commented Wasson: “Having been fortunate to serve the industry for so many years and in a variety of roles, from pharmacist to CEO, I’ve gained a deep understanding of the profession of pharmacy and value it brings to our healthcare system. I believe there is real opportunity to create more affordability and better adherence to medication and treatments utilizing digital tools at point-of-dispense. I look forward to working with Will and his team as we bring the benefits of the OptimizeRx digital health platform to this critical area of care.”

Subsequent to Walgreens, Wasson has been involved in a number of successful businesses. He currently serves as president of Wasson Enterprise, a family office committed to building sustainable, high-growth businesses that do well by doing good.

Wasson also currently serves on the boards of Health Care Service Corporation and Performance Health Systems, and as the executive chairman of Innovation Associates. He was the co-founder and currently serves on the boards of Cooler Screens, Golden Fleece Beverages, and Innventure.

In 2015, Wasson received the Sheldon W. Fantle Lifetime Achievement Award from the National Association of Chain Drug Stores, and the GMA Hall of Achievement Award from the Grocery Manufacturers Association. In 2016, he was honored with the Distinguished Alumni Award and Career Achievement Award from Purdue University, where he earned his Bachelor of Science in Pharmacy in 1981.

About OptimizeRx

OptimizeRx Corporation (NASDAQ: OPRX) is a digital health company that facilitates communication at the point-of-care among all stakeholders in healthcare. Primarily focused on life science and payer clients, its suite of digital and mobile SaaS-based solutions enables affordability, patient adherence and care management. OptimizeRx’s network reaches more than 60% of U.S. ambulatory providers, delivering therapeutic support on specialty medications and patient financial assistance directly within a provider’s workflow through leading electronic health platforms. OptimizeRx’s fully integrated platform supports the real-time exchange of information, improving provider knowledge and patient engagement, and ultimately leading to healthier outcomes.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7557

oprx@cma.team